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                                                                    Exhibit 99.1


Verdant Brands, Inc. Provides Additional Information on Previously Announced Reverse Stock Split

MINNEAPOLIS, Aug. 23 -- Verdant Brands, Inc. (Nasdaq: VERD) previously announced its intent to effect a one-for-five reverse split of its outstanding common stock effective with the close of trading on August 23, 1999. The reverse split has now been effected and is applicable to shareholders of record at the close of trading today.

The Company also noted that for twenty (20) trading days after the split, the Company' s common stock will trade under the symbol VERDD. Thereafter, the symbol will revert to VERD.

Registered shareholders as of the close of trading on August 23, 1999 will receive written notice regarding the procedure for exchanging their stock certificates.

Verdant Brands, Inc. is a leading developer, manufacturer and supplier of pest control products and fertilizers to the retail, agricultural and professional markets utilizing a variety of national, proprietary and private label brands, including Safer(R), Dexol(R), Black Leaf(R), Blocker(R), AllPro(R), SureFire(R), CheckMate(R), BioLure(R), Insectigone(R) and Ringer(R).